Exhibit 99.1
FOR IMMEDIATE RELEASE
FedEx Corp. Reports Third Quarter Earnings
Additional Cost-Reduction Actions Announced
MEMPHIS, Tenn., March 19, 2009 ... FedEx Corp. (NYSE: FDX) today reported earnings of $0.31 per diluted share for the third quarter ended February 28, compared to $1.26 per diluted share a year ago.
“Our financial performance was sharply lower during the quarter due to the global recession,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “While we are gaining market share in all of our transportation segments, the downturn in our industry and the severity and expected duration of the recession require that we take additional actions.”
Cost-Reduction Actions
In light of the continuing deterioration in the global economy, FedEx will implement additional cost-reduction initiatives, both in the U.S. and internationally. These measures include the following:
•	Network capacity reductions at FedEx Express and FedEx Freight

•	Further reduction of personnel and work hours
•	Expansion of previously announced pay actions to include non-U.S. employees, where permitted
•	Streamlining of information technology systems and other internal processes

•	Additional reductions in other spending categories

•	Increased economies in the acquisition of goods and services
These cost-reduction actions are expected to result in fourth quarter charges of approximately $100 million, excluding any potential asset impairment charges. For fiscal 2010, these actions are targeted to reduce expenses by approximately $1.0 billion.
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“Our goal when we implemented compensation reductions in January for U.S. salaried personnel was to both protect our business and minimize the loss of jobs,” said Smith. “With industrial production and global trade trends worsening since last quarter, we are applying these additional measures to continue to secure as many of our jobs as possible during this downturn. We remain focused on providing outstanding service, and will ensure that our actions do not impede our industry-leading customer experience.”
Outlook
FedEx expects earnings to be $0.45 to $0.70 per diluted share in the fourth quarter, excluding any one-time charges. Earnings in last year’s fourth quarter were $1.45 per diluted share, excluding a charge of $891 million ($696 million, net of tax, or $2.22 per diluted share) related predominately to non-cash asset impairment charges associated with the decision to minimize the use of the Kinko’s trade name and a reduction in the value of the goodwill resulting from the Kinko’s acquisition. This outlook assumes continued weak global macroeconomic conditions and stable fuel prices.
Third Quarter Results
FedEx Corp. reported the following consolidated results for the third quarter:
•	Revenue of $8.14 billion, down 14% from $9.44 billion the previous year

•	Operating income of $182 million, down 72% from $641 million a year ago

•	Operating margin of 2.2%, down from 6.8% the previous year

•	Net income of $97 million, down 75% from last year’s $393 million
Operating results decreased significantly in the quarter, as the continued deterioration in global economic conditions led to lower shipment volumes at FedEx Express and FedEx Freight and a more competitive pricing environment. Revenue was also negatively impacted by reduced fuel surcharges and lower shipment weights. Revenue declines were partially offset by stringent cost control efforts and market share gains, including volumes gained from DHL exiting the U.S. domestic package market. Also included in this quarter’s results were costs related to personnel and facility reductions at FedEx Freight and FedEx Office.
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FedEx Express Segment
For the third quarter, the FedEx Express segment reported:
•	Revenue of $5.05 billion, down 18% from last year’s $6.13 billion

•	Operating income of $45 million, down 89% from $425 million a year ago

•	Operating margin of 0.9%, down from 6.9% the previous year
U.S. domestic package revenue declined 15%, driven by a 12% drop in revenue per package due to lower fuel surcharges, weight per package and rate per pound. U.S. domestic package volume declined 3%, despite the benefit of DHL exiting the U.S. domestic package market. FedEx International Priority® (IP) package volume fell 13%, with declines in every international region. IP revenue per package dropped 8% due to lower fuel surcharges and unfavorable exchange rates.
Operating income and margin declined due to revenue decreases, despite a 12% decline in expenses driven by lower fuel prices, significant volume-related reductions in flight hours, labor hours and fuel consumption, and aggressive actions to reduce spending.
In February, FedEx Express began operations at its new Asia-Pacific hub located at Baiyun International Airport in Guangzhou, China. The strategically located hub is the company’s largest outside of the United States and positions FedEx to better serve customers doing business in China and the broader Asia-Pacific markets.
FedEx Ground Segment
For the third quarter, the FedEx Ground segment reported:
•	Revenue of $1.79 billion, up 4% from last year’s $1.72 billion

•	Operating income of $196 million, up 15% from $170 million a year ago

•	Operating margin of 10.9%, up from 9.9% the previous year
FedEx Ground average daily package volume grew 2% year over year, primarily due to continued growth in the FedEx Home Delivery service. Yield improved 2% primarily due to increased extra services and higher base rates. FedEx SmartPost revenue increased 14%, while average daily volume grew 44% largely due to market share gains, including gains from DHL’s exit from the U.S. domestic package market.
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Operating income and margin increased due to lower fuel prices, higher revenue and improved performance at FedEx SmartPost.
FedEx Freight Segment
For the third quarter, the FedEx Freight segment reported:
•	Revenue of $914 million, down 21% from last year’s $1.16 billion

•	Operating loss of $59 million, down from operating income of $46 million a year ago

•	Operating margin of (6.5%), down from 4.0% the previous year
Less-than-truckload (LTL) average daily shipments decreased 13% year over year, as market share gains were more than offset by the worst LTL environment in decades. LTL yield declined 7%, due to lower fuel surcharges and the continuing effects of a competitive pricing environment resulting from excess capacity in the LTL industry.
The operating loss reflects the extraordinary decline in demand for freight services, the continued competitive pricing environment, costs related to the consolidation of our freight regional offices and severance charges from personnel reductions. These negative factors were partially offset by lower variable incentive compensation and continued stringent cost-containment initiatives, including the personnel and facility reductions.
FedEx Services Segment
FedEx Services segment revenue, which includes the operations of FedEx Office and FedEx Global Supply Chain Services, was down 10% year over year due to declines in printing and document service revenues.
Corporate Overview
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $38 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 290,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.
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Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and third quarter fiscal 2009 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on March 19 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.
Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.
Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com
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Reconciliation of Non-GAAP Financial Measures
To GAAP Financial Measures
The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding the estimated impact of charges related to cost-reduction actions from our earnings guidance for the fourth quarter of fiscal 2009 will allow more accurate comparisons to our operating performance during the fourth quarter of fiscal 2008. Likewise, excluding the impact of the FedEx Kinko’s-related charges from fiscal 2008 fourth quarter results will allow more accurate comparisons to our earnings guidance for the fourth quarter of fiscal 2009. The table below presents a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

	Fourth Quarter Diluted EPS
	2009 Guidance	2008
Non-GAAP Measure	$0.45 – $0.70	$1.45
FedEx Kinko’s Charges	—	(2.22)
Cost-Reduction Action Charges	(0.20)	—

GAAP Measure	$0.25 – $0.50	$(0.78	)(1)

(1)	The GAAP earnings per share measure does not equal the sum of the items presented due to differences in the weighted-average number of shares outstanding.

FEDEX CORP. FINANCIAL HIGHLIGHTS
Third Quarter Fiscal 2009
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2009	Feb. 29, 2008%		Feb. 28, 2009	Feb. 29, 2008%
Revenue:
FedEx Express segment	$5,050	$6,129	(18%)	$17,567	$18,055	(3%)
FedEx Ground segment	1,793	1,720	4%	5,343	5,036	6%
FedEx Freight segment	914	1,155	(21%)	3,467	3,624	(4%)
FedEx Services segment	458	511	(10%)	1,499	1,586	(5%)
Other & eliminations	(78)	(78)	NM	(231)	(214)	NM

Total Revenue	8,137	9,437	(14%)	27,645	28,087	(2%)

Operating Expenses:
Salaries and employee benefits	3,414	3,593	(5%)	10,502	10,586	(1%)
Purchased transportation[1]	1,060	1,174	(10%)	3,519	3,409	3%
Rentals and landing fees	609	615	(1%)	1,838	1,819	1%
Depreciation and amortization	496	492	1%	1,479	1,447	2%
Fuel[1]	636	1,134	(44%)	3,270	3,084	6%
Maintenance and repairs	449	479	(6%)	1,507	1,542	(2%)
Other	1,291	1,309	(1%)	3,934	3,962	(1%)

Total Operating Expenses	7,955	8,796	(10%)	26,049	25,849	1%

Operating Income (Loss):
FedEx Express segment	45	425	(89%)	930	1,475	(37%)
FedEx Ground segment	196	170	15%	604	533	13%
FedEx Freight segment	(59)	46	NM	62	230	(73%)

Total Operating Income	182	641	(72%)	1,596	2,238	(29%)

Other Income (Expense):
Interest, net	(19)	(10)	90%	(38)	(50)	(24%)
Other, net	(4)	(3)	33%	(7)	(5)	40%

Total Other Income (Expense)	(23)	(13)	77%	(45)	(55)	(18%)

Pretax Income	159	628	(75%)	1,551	2,183	(29%)

Provision for Income Taxes	62	235	(74%)	577	817	(29%)

Net Income	$97	$393	(75%)	$974	$1,366	(29%)

Diluted Earnings Per Share	$0.31	$1.26	(75%)	$3.12	$4.37	(29%)

Weighted Average Common and Common Equivalent Shares	312	312	—	312	312	—

Capital Expenditures	$600	$643	(7%)	$1,987	$2,165	(8%)

Average Full-Time Equivalents (000s)	248	256	(3%)	251	254	(1%)

1	- FedEx Ground reclassified certain fuel supplement costs related to its independent contractors from fuel expense to purchased transportation expense to conform to the current period presentation.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Third Quarter Fiscal 2009
(In millions)

	Feb. 28, 2009	May 31, 2008
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$2,673	$1,539
Other current assets	4,700	5,705

Total Current Assets	7,373	7,244

Net Property and Equipment	13,619	13,478

Other Long-Term Assets	6,014	4,911

	$27,006	$25,633

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$1,089	$502
Other current liabilities	3,804	4,866

Total Current Liabilities	4,893	5,368

Long-Term Debt, Less Current Portion	1,918	1,506

Other Long-Term Liabilities	4,644	4,233

Total Common Stockholders’ Investment	15,551	14,526

	$27,006	$25,633

FEDEX CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Third Quarter Fiscal 2009
(In millions)
(Unaudited)

	Nine Months Ended
	Feb. 28, 2009	Feb. 29, 2008

Operating Activities:
Net income	$974	$1,366
Noncash charges:
Depreciation and amortization	1,479	1,447
Other, net	277	326
Changes in assets and liabilities, net	(509)	(962)

Net cash provided by operating activities	2,221	2,177

Investing Activities:
Capital expenditures	(1,987)	(2,165)
Proceeds from asset dispositions and other	35	38

Net cash used in investing activities	(1,952)	(2,127)

Financing Activities:
Proceeds from debt issuance	1,000	—
Principal payments on debt	(1)	(623)
Dividends paid	(103)	(93)
Other, net	4	94

Net cash provided by (used in) financing activities	900	(622)

Effect of exchange rate changes on cash	(35)	14

Net increase (decrease) in cash and cash equivalents	1,134	(558)

Cash and cash equivalents at beginning of period	1,539	1,569

Cash and cash equivalents at end of period	$2,673	$1,011

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2009
(Dollars in millions)
(Unaudited)

	Three Months Ended				Nine Months Ended
	Feb. 28, 2009	Feb. 29, 2008%			Feb. 28, 2009	Feb. 29, 2008%
FINANCIAL HIGHLIGHTS

Revenue	$5,050	$6,129		(18%)	$17,567	$18,055		(3%)

Operating Expenses:
Salaries and employee benefits	2,064	2,154		(4%)	6,252	6,273		(0%)
Purchased transportation	241	302		(20%)	871	881		(1%)
Rentals and landing fees	400	421		(5%)	1,220	1,249		(2%)
Depreciation and amortization	241	240		0%	721	704		2%
Fuel	551	980		(44%)	2,823	2,652		6%
Maintenance and repairs	318	346		(8%)	1,093	1,124		(3%)
Intercompany charges	530	555		(5%)	1,595	1,606		(1%)
Other	660	706		(7%)	2,062	2,091		(1%)

Total Operating Expenses	5,005	5,704		(12%)	16,637	16,580		0%

Operating Income	$45	$425		(89%)	$930	$1,475		(37%)

Operating Margin	0.9%	6.9%	(6.0	pts)	5.3%	8.2%	(2.9	pts)

OPERATING STATISTICS

Operating Weekdays	63	63		—	190	191		(1%)

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,177	1,165		1%	1,122	1,155		(3%)
U.S. Overnight Envelope	622	659		(6%)	621	679		(9%)
U.S. Deferred	907	966		(6%)	855	910		(6%)

Total U.S. Domestic Package	2,706	2,790		(3%)	2,598	2,744		(5%)
International Priority	450	518		(13%)	482	517		(7%)
International Domestic	281	295		(5%)	300	294		2%

Total Average Daily Packages	3,437	3,603		(5%)	3,380	3,555		(5%)

Average Daily Freight Pounds (000s):
U.S.	7,664	8,967		(15%)	7,431	8,908		(17%)
International Priority	1,590	2,234		(29%)	2,041	2,178		(6%)
International Airfreight	1,251	1,739		(28%)	1,575	1,772		(11%)

Total Avg Daily Freight Pounds	10,505	12,940		(19%)	11,047	12,858		(14%)

YIELD
Revenue Per Package:
U.S. Overnight Box	$19.02	$22.51		(16%)	$22.24	$22.13		0%
U.S. Overnight Envelope	10.85	11.93		(9%)	12.18	11.48		6%
U.S. Deferred	11.94	13.14		(9%)	13.44	12.89		4%

Total U.S. Domestic Package	14.77	16.77		(12%)	16.94	16.43		3%
International Priority	53.12	57.85		(8%)	59.89	56.96		5%
International Domestic	6.63	8.77		(24%)	7.81	8.76		(11%)

Composite Package Yield	$19.13	$22.02		(13%)	$22.25	$21.69		3%

Revenue Per Freight Pound:
U.S.	$1.08	$1.09		(1%)	$1.22	$1.06		15%
International Priority	2.21	2.19		1%	2.28	2.19		4%
International Airfreight	0.88	0.89		(1%)	1.04	0.85		22%

Composite Freight Yield	$1.23	$1.25		(2%)	$1.39	$1.23		13%

Average Full-Time Equivalents (000s)	129	132		(2%)	129	131		(2%)

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2009
(Dollars in millions)
(Unaudited)

	Three Months Ended				Nine Months Ended
	Feb. 28, 2009	Feb. 29, 2008%			Feb. 28, 2009	Feb. 29, 2008%
FINANCIAL HIGHLIGHTS

Revenue	$1,793	$1,720		4%	$5,343	$5,036		6%

Operating Expenses:
Salaries and employee benefits	278	272		2%	824	804		2%
Purchased transportation[1]	725	745		(3%)	2,241	2,136		5%
Rentals	58	49		18%	167	142		18%
Depreciation and amortization	85	77		10%	246	227		8%
Fuel[1]	3	5		(40%)	8	11		(27%)
Maintenance and repairs	35	36		(3%)	109	108		1%
Intercompany charges	180	172		5%	538	496		8%
Other	233	194		20%	606	579		5%

Total Operating Expenses	1,597	1,550		3%	4,739	4,503		5%

Operating Income	$196	$170		15%	$604	$533		13%

Operating Margin	10.9%	9.9%	1.0	pts	11.3%	10.6%	0.7	pts

OPERATING STATISTICS

Operating Weekdays	63	63		—	190	191		(1%)

Average Daily Package Volume (000s)
FedEx Ground	3,511	3,445		2%	3,440	3,385		2%
FedEx SmartPost	1,020	707		44%	790	636		24%

Yield (Revenue Per Package)
FedEx Ground	$7.62	$7.50		2%	$7.72	$7.39		4%
FedEx SmartPost	$1.67	$2.11		(21%)	$1.92	$2.08		(8%)

1	-	FedEx Ground reclassified certain fuel supplement costs related to its independent contractors from fuel expense to purchased transportation expense to conform to the current period presentation.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2009
(Dollars in millions)
(Unaudited)

	Three Months Ended				Nine Months Ended
	Feb. 28, 2009	Feb. 29, 2008%			Feb. 28, 2009	Feb. 29, 2008%
FINANCIAL HIGHLIGHTS

Revenue	$914	$1,155	(21%)		$3,467	$3,624		(4%)

Operating Expenses:
Salaries and employee benefits	529	582	(9%)		1,735	1,784		(3%)
Purchased transportation	104	139	(25%)		435	416		5%
Rentals and landing fees	34	30	13%		102	87		17%
Depreciation and amortization	59	56	5%		166	171		(3%)
Fuel	83	148	(44%)		439	419		5%
Maintenance and repairs	33	39	(15%)		117	131		(11%)
Intercompany charges	29	20	45%		80	61		31%
Other	102	95	7%		331	325		2%

Total Operating Expenses	973	1,109	(12%)		3,405	3,394		0%

Operating (Loss) Income	($59)	$46	NM		$62	$230		(73%)

Operating Margin	(6.5%)	4.0%	(10.5	pts)	1.8%	6.3%	(4.5	pts)

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—		188	189		(1%)

LTL Shipments Per Day (000s)	66.0	75.5	(13%)		76.4	78.9		(3%)
Weight Per LTL Shipment (lbs)	1,121	1,143	(2%)		1,129	1,134		(0%)
LTL Revenue/CWT	$18.21	$19.63	(7%)		$19.46	$19.53		(0%)